Exhibit 99.1

Lumen Closes Sale of Local Incumbent Carrier Operations in 20 States to Brightspeed

DENVER, Oct. 3, 2022 — Lumen Technologies (NYSE: LUMN) today announced it has closed the sale of its ILEC (incumbent local exchange carrier) business in 20 states to Brightspeed. Lumen believes the transaction is a key step in its strategic plans to focus investments on driving profitable growth and places the company in a leading position to meet the world’s increasing IT demands for latency-sensitive applications and immersive digital experiences.

“This is an important step in realizing long-term shareholder value while focusing our portfolio on the strongest growth opportunities, including investments in markets where we can concentrate our resources to reach more customers with maximum efficiency,” said Jeff Storey, Lumen president and CEO. “Brightspeed has acquired a business with a strong customer base, dedicated employees and a platform for future growth. I’m very proud of our team for their dedicated work in closing this transformational project.”

Key Highlights:

•

Brightspeed acquired Lumen’s ILEC (incumbent local exchange carrier) business in 20 states, which includes a robust, scaled local fiber and copper network, voice and broadband services, as well as back-office support.

•	This sale allows Lumen to sharpen its enterprise focus, support its accelerated Quantum Fiber deployment plan and drive growth on the Lumen Platform.

Lumen retains its ILEC assets in 16 states where it plans to continue to invest in bringing Quantum Fiber broadband to more communities. Lumen also retains its CLEC (competitive local exchange carrier) networks, national fiber routes and associated networks in all of these states, as well as its international operations and strategic partnerships.

Additional Resources:

•	View the transaction map

•	Visit Lumen’s resource page for more information about the transaction

•	Lumen to sell local incumbent carrier operations in 20 states to Apollo Funds for $7.5 billion (August 3, 2021 News Release)

About Lumen Technologies and the People of Lumen:

Lumen is guided by our belief that humanity is at its best when technology advances the way we live and work. With approximately 400,000 route fiber miles and serving customers in more than 60 countries, we deliver the fastest, most secure platform for applications and data to help businesses, government and communities deliver amazing experiences. Learn more about the Lumen network, edge cloud, security, communication and collaboration solutions and our purpose to further human progress through technology at news.lumen.com, LinkedIn: /lumentechnologies,Twitter: @lumentechco, Facebook: /lumentechnologies, Instagram: @lumentechnologies and YouTube: /lumentechnologies. Lumen and Lumen Technologies are registered trademarks in the United States.

Forward Looking Statements

Except for historical and factual information, the matters set forth in this release and other of Lumen’s oral or written statements identified by words such as “estimates,” “expects,” “anticipates,” “believes,” “plans,” “intends,” and similar expressions are forward-looking statements. These forward-looking statements are not guarantees of future results and are based on current expectations only, are inherently speculative, and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control. Actual events and results may differ materially from those anticipated, estimated, projected or implied by us in those statements if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the possibility that the anticipated benefits from the transaction cannot be fully realized in the manner contemplated; the possibility that it may be more difficult than anticipated to segregate the Company’s divested business from its other businesses in connection with the divestiture; changes in the Company’s cash requirements, financial position, financial plans or investment plans; changes in general market, economic, tax, regulatory or industry conditions; and other risks referenced from time to time in our filings with the U.S. Securities and Exchange Commission (“SEC”). For all the reasons set forth above and in our SEC filings, you are cautioned not to unduly rely upon any forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise. Furthermore, any information about our intentions contained in any forward-looking statements reflects our intentions as of the date of such forward-looking statement, and is based upon, among other things, existing regulatory, technological, industry, competitive, economic and market conditions, and our assumptions with respect thereto, as of such date. We may change our intentions, strategies or plans (including the plans expressed herein) without notice at any time and for any reason.

Media Contact:

Linda M. Johnson

Lumen Public Relations

news.media@lumen.com